EXHIBIT 99.1

Anika Therapeutics Names Board Member Dr. Cheryl Blanchard as Interim CEO

BEDFORD, Mass., Feb. 12, 2020 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK) today announced that Dr. Cheryl Blanchard, a member of the Company’s Board of Directors since August 2018, has been named interim Chief Executive Officer, effective immediately, while the Board continues its search to identify a new CEO following the recent passing of Joseph Darling. In connection with Dr. Blanchard’s appointment, the previously announced interim Office of the President has been dissolved.

“We are pleased that Dr. Blanchard, a seasoned executive who has previously served as a biotech President and CEO, has agreed to step in as our interim CEO as we search for Anika’s next leader,” said Dr. Joseph Bower, Chairman of Anika's Board of Directors. “With Dr. Blanchard’s experience, as well as her service on our Board since August 2018, we expect this to be a smooth transition. Given her experience in leading orthopaedic device, joint preservation and restoration businesses, we are fortunate to be able to call on her to help build on Anika’s strong foundation and continue its evolution into a leader in joint preservation and restoration. We are confident in Anika’s prospects and the strong and deep leadership team we have in place as we continue to enhance value for our shareholders, customers and other stakeholders.”

“We are all saddened by Joe’s sudden passing, but we also share a commitment to carrying out the initiatives crafted by him and the rest of the executive team and Board.  I step into this interim role confident in the team’s ability to continue the successful execution of Anika’s five-year strategic plan,” said Dr. Blanchard. “Since joining the Board, I have developed a deep appreciation for the Company’s proprietary offerings and exceptional talent. Anika is well-positioned in its markets and has significant growth prospects. I look forward to leveraging my past experiences and collaborating with the team to maintain the high level of operating discipline while solidifying an expanding position and share in the $7 billion sports and regenerative medicine market.”

The Company plans to issue its fourth-quarter and full-year 2019 financial results after the close of the market on February 20, 2020 and will hold its investor conference call on the same day, February 20, 2020, at 5:00 p.m. ET to discuss its financial results, business highlights, and outlook.

About Cheryl R. Blanchard, Ph.D.
Dr. Blanchard joined the Board of Directors of Anika Therapeutics in August 2018. She served as President and Chief Executive Officer of Microchips Biotech, Inc., a venture-backed biotechnology company developing regenerative medicine and drug delivery products, from 2014 until its sale to Daré Bioscience, Inc. in November 2019. From 2000 to 2012, she served in various officer positions of Zimmer, Inc. (now Zimmer Biomet), a medical device company focused on musculoskeletal products, including as the Senior Vice President, Corporate Chief Scientific Officer and General Manager of its Biologics Business. She was also a member of Zimmer’s executive committee and founded, built and led Zimmer’s Joint Preservation/Regenerative Medicine business. Prior to joining Zimmer, Dr. Blanchard built and led the medical device practice at Southwest Research Institute. Dr. Blanchard received her M.S. and Ph.D. in Materials Science and Engineering at the University of Texas at Austin and received her B.S. in Ceramic Engineering at Alfred University. Dr. Blanchard is a member of the National Academy of Engineering.

Until her appointment as Interim Chief Executive Officer, Dr. Blanchard was serving as a member of Anika’s Compensation Committee and Governance and Nominating Committee. She has served as a director of Neuronetics (NASDAQ: STIM) since February 2019 and a director of Daré Bioscience, Inc. (NASDAQ: DARE) since November 2019. Dr. Blanchard also serves on the Board of a privately held company in the life sciences industry.

About Anika Therapeutics, Inc.
Anika Therapeutics, Inc. (NASDAQ: ANIK) is a global, integrated biomedical joint preservation and regenerative therapies company based in Bedford, Mass. Anika is committed to delivering therapies to improve the lives of patients across a continuum of care from osteoarthritis pain management to joint preservation and restoration. The company has more than two decades of global expertise commercializing more than 20 products based on its proprietary hyaluronic acid (HA) technology platform. For more information about Anika, please visit www.anikatherapeutics.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, concerning, but not limited to, the establishment of an Office of the President and the management leadership structure of the Company. The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking statements so that investors can better understand a company’s future prospects and make informed investment decisions. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as "will," "likely," "may," "believe," "expect," "anticipate," "intend," "seek," "designed," "develop," "would," "future," "can," "could," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements. Please refer to the factors set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, as may be amended or supplemented in subsequently filed Quarterly Reports on Form 10-Q for important factors that we believe could cause actual results to differ materially from those in our forward-looking statements. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

For Investor Inquiries: Anika Therapeutics, Inc. Sylvia Cheung, 781-457-9000 Chief Financial Officer investorrelations@anikatherapeutics.com	For Media Inquiries: W2O Group Jeremy Berrington, 312-241-1995 jberrington@w2ogroup.com